Exhibit 99.1

  Statement of Chief Executive Officer of Safety Components International, Inc.
    Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to ss.906 of the
                           Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report of Safety Components International, Inc. (the "Company") on Form 10-Q for the period ended June 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Corey, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/S/ John C. Corey
------------------------
John C. Corey
Chief Executive Officer and President
August 12, 2002